EXHIBIT 24.1

                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John H. Gray, James P. McCoy, Jr. and Charles
A. Little, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Club Corporation International for the year ended December 31, 1996, together with any amendments thereto, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1934, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:




Signature                  Title                                 Date
-------------------------  ------------------------------------  --------------

/s/ Robert H. Dedman, Sr.  Chairman of the Board and             March 20, 1997
-------------------------  Chief Executive Officer
Robert H. Dedman, Sr.      (Principal Executive Officer)

/s/ James E. Maser         Vice Chairman of the Board            March 20, 1997
-------------------------
James E. Maser

/s/ Robert H. Dedman, Jr.  President, Chief Operating            March 20, 1997
-------------------------  Officer and Director
Robert H. Dedman, Jr.

/s/ John H. Gray           Executive Vice President, Chief       March 20, 1997
-------------------------  Administrative Officer and Director
John H. Gray               (Principal Accounting Officer)

/s/ Mark W. Dietz          Executive Vice President and          March 20, 1997
-------------------------  Director
Mark W. Dietz

/s/ Richard S. Poole       Executive Vice President and          March 20, 1997
-------------------------  Director
Richard S. Poole

/s/ Randy L. Williams      Executive Vice President and          March 20, 1997
-------------------------  Director
Randy L. Williams

/s/ James P. McCoy         Senior Vice President, Chief          March 20, 1997
-------------------------  Financial Officer and Director
James P. McCoy             (Principal Financial Officer)

/s/ Terry A. Taylor        Senior Vice President, Secretary,     March 20, 1997
-------------------------  Chief Legal Officer and Director
Terry A. Taylor

/s/ Albert E. Chew, III    Senior Vice President and             March 20, 1997
-------------------------  Director
Albert E. Chew, III

/s/ Nancy M. Dedman        Director                              March 20, 1997
-------------------------
Nancy M. Dedman

/s/ Patricia Dedman Dietz  Director                              March 20, 1997
-------------------------
Patricia Dedman Dietz

/s/ James M. Hinckley      Director                              March 20, 1997
-------------------------
James M. Hinckley

/s/ Robert H. Johnson      Director                              March 20, 1997
-------------------------
Robert H. Johnson

/s/ Jerry W. Dickenson     Director                              March 20, 1997
-------------------------
Jerry W. Dickenson